Exhibit 99.1

AmpliTech Group Advances Strategic Growth Plan with Tier 1 Customer Base Penetration in Multi-Billion Dollar 5G Markets with Record Q2 Revenues

Hauppauge, NY, August 14, 2025 – AmpliTech Group, Inc. (Nasdaq: AMPG, AMPGW), a designer, developer, and manufacturer of state-of-the-art signal processing components for global communications infrastructure, including 5G/6G ORAN, satellite, and quantum computing systems, today announced its financial results for the second quarter ended June 30, 2025 and provided an update on its evolving growth strategy and financial performance for Fiscal Year 2025, emphasizing long-term positioning and foundational investments in high-growth sectors.

Q2 2025 Highlights

●	The Company achieved record sales in excess of $11 Million, the highest sales in company’s quarterly history. This Q2 sales number surpasses the total sales number for the entire 2024 fiscal year.

●	While lower than normal gross profit margins were achieved during Q2 2025, this sudden decrease is mainly due to the level of sales achieved by the company’s 5G Division.

●	Several one-time costs were incurred by the company to facilitate shipments and activate its supply chain according to customer required delivery demands.

●	Among these one-time costs are license fees, initial production line fees, molding fees, overtime etc., which led to the lower gross margins achieved this quarter. The Company believes regular gross margins will be achieavable over the next six months, including the shipments by its 5G division.

●	As of June 30, 2025, we had cash and cash equivalents and accounts receivables of $16,423,238 and working capital of $ 16,163,710 with $0 Long Term debt in our balance sheet.

●	Our inventory position remains healthy with over $7M in raw materials and finished goods available to support immediate customer needs. The company is ready to serve its customers.

●	During these initial six months of the year, the company has seen multiple purchase orders partially funding the previously announced LOIs with prominent ORAN 5G players in the industry. Additional orders are expected to continue funding these LOIs.

●	The Company’s ORAN 5G product shipments for this quarter, effectively positions it as a global leader in delivered ORAN 5G products.

“It would be nearly impossible for a company of our size to break into customer bases of this caliber without a deliberate front-loaded investment approach,” said Fawad Maqbool, CEO of AmpliTech Group. “We’re building foundational trust with industry giants and positioning our high-performance technology to become the go-to standard in some of the most rapidly expanding communications verticals in the world. The compression in short-term gross margin experienced in Q2, is the result of AmpliTech’s intentional and calculated investment strategy: by aggressively pursuing the quickest deliveries of products to Tier 1 multi-national operators, to secure long-term positions within their critical next-generation infrastructure rollouts”.

Industry Context and Strategic Outlook

Based on AmpliTech’s core focus areas, Open RAN (ORAN) 5G networks, quantum computing, and satellite/terrestrial high-speed connectivity are each expected to see high growth in the coming years:

●	ORAN 5G Infrastructure: Projected CAGR of 33.4%, reaching over $42 billion globally by 2030.

●	Quantum Computing Hardware: Market expected to grow at 37.3% CAGR, exceeding $9 billion by 2032.

●	Satellite and High-Speed Connectivity Equipment: Estimated 12% CAGR through 2030, driven by LEO networks and rural broadband demand.

AmpliTech’s advanced technologies, particularly its true ORAN radios and cryogenic low-noise amplifiers (LNAs), are uniquely suited to these high-performance applications. Management believes this strategy of accelerated penetration, combined with recurring follow-on orders, will establish AmpliTech’s products as embedded solutions within next-generation infrastructure platforms.

In addition, increasing demand for secure, domestically manufactured communications equipment is expected to further accelerate AmpliTech’s growth trajectory. AmpliTech is currently the only U.S.-based company providing complete, vertically integrated, end-to-end commercial and defense-grade networking and connectivity solutions. In contrast to other firms that rely heavily on third-party foreign suppliers, AmpliTech’s tightly controlled supply chain offers a trusted alternative for both private and public sector clients focused on national security, data integrity, and supply chain resilience.

Management believes the Company is also well-positioned to benefit from major U.S. government initiatives, including rural broadband funding, USTDA-led global efforts to replace untrusted foreign 5G equipment with secure U.S.-based alternatives, and CHIPS Act incentives to bolster American semiconductor production. These programs are expected to significantly scale operations across AmpliTech’s three divisions:

●	The AGTGSS division’s 5G radios serve as the growth engine, addressing urgent needs for open, interoperable, and high-performance ORAN 5G systems. Currently, AmpliTech’s ORAN 5G radio deployment is the largest of its kind in the world, making AMPG a leader in ORAN radio products delivered in this industry.

●	These radios will integrate MMIC LNA chips developed in-house by the AGMDC division, ensuring superior signal fidelity and noise performance.

●	The chips are then packaged and produced at scale by AmpliTech’s Spectrum Semiconductor division in Silicon Valley, enabling full control over quality, cost, and delivery timelines.

There is a symbiotic relationship between each of its divisions and each division can essentially be an independent business unit by design. Beyond internal deployment, AmpliTech’s MMIC LNA modules and LNBs, recognized as among the best in the industry, are expected to see growing demand from other radio and telecom equipment manufacturers as U.S. and allied nations transition away from foreign component suppliers. This horizontal market adoption represents a significant additional revenue stream with strong margin potential.

Forward-Looking Financial Guidance

As AmpliTech transitions from initial deployments to scaled adoption and repeat orders, the Company expects gross margins to improve beginning in Q3 and Q4 2025. Based on executed LOIs and customer feedback, management anticipates:

●	Revenue growth exceeding over 100% year-over-year in FY 2025, driven by public and private 5G orders.

●	Increases revenue guidance to at least $24 Million for FY 2025.

●	Positive cash flow from operations projected in FY2026, assuming continuation of current order pace and margin recovery.

●	Gross margins getting back to double digits in the last six months of FY 2025, as production costs normalize, one-time costs are reduced and higher-margin follow-on business ramps.

●	The Company maintains a strong cash management discipline and does not anticipate raising capital under unfavorable market conditions. Any capital deployment will be strategic, measured, and aligned with shareholder value creation.

About AmpliTech Group

AmpliTech Group, Inc., comprising five divisions, AmpliTech Inc., Specialty Microwave, Spectrum Semiconductors Materials, AmpliTech Group Microwave Design Center, and AmpliTech Group True G Speed Services, is a leading designer, developer, manufacturer, and distributor of cutting-edge radio frequency (RF) microwave components and ORAN 5G network solutions. Serving global markets including satellite communications, telecommunications (5G & IoT), space exploration, defense, and quantum computing, AmpliTech Group is committed to advancing technology and innovation. For more information, please visit www.amplitechgroup.com.

Safe Harbor Statement

This release contains statements that constitute forward-looking statements. These statements appear in several places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things, the growth of ORAN 5G Networks, Quantum Computing and Satellite/terrestrial high-speed connectivity, the Company’s capability to design and manufacture quantum computing amplifier products, and customer relationships, will lead to further production orders, growth and profitability, and the Company’s ability to achieve its anticipated revenue growth, positive cash flow and net margins within the timeframes indicated. The words “may” “would” “will” “expect” “estimate” “anticipate” “believe” “intend” for 5G orders and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control, and that actual results may differ materially from those projected in the forward- looking statements because of various factors. Other risks are identified and described in more detail in the “Risk Factors” section of the Company’s filings with the SEC, which are available on our website and with the SEC at sec.gov. We undertake no obligation to update, and we do not have a policy of updating or revising these forward-looking statements, except as required by applicable law.

Contacts:

Corporate Social Media	Company Contact:
X: @AmpliTechAMPG	Jorge Flores
Instagram: @AmpliTechAMPG	Tel: 631-521-7831
Facebook: AmpliTechInc	Investors@amplitechgroup.com

Linked In: AmpliTech Group Inc